UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 7, 2009

RANGEFORD RESOURCES, INC.
(Exact name of registrant as specified in its charter)

NEVADA	77-1176182
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

8541 North Country Road 11
Wellington, Colorado 80549
(Address of principal executive offices, including zip code)

 (970) 218-7080
 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Termination of a Material Definitive Agreement

On or around July 7, 2009, Rangeford Resources, Inc. (“Rangeford”), SNRG Corporation and its wholly-owned subsidiary, Texas Gohlke Partners Inc. (collectively the “Company”, “we,” and “us”), together agreed to terminate the Assignment and Bill of Sale (the “Assignment”) entered into on or around June 12, 2009, pursuant to which, the Company was to sell (a) all of its right, title and interest in and to the oil, gas and mineral leases and wells located in and on certain oil and gas leases totaling an aggregate of 232.948 acres, located in Victoria County, Texas and including the rights to the Company’s M.G. Hensley Well #1 (collectively the “Property”), and (b) all materials, supplies, equipment, improvements and fixtures located on the Property, to Rangeford, for an aggregate of $100,000 in cash. However, due to title complications, Rangeford agreed to terminate this sale.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 13, 2009	Rangeford Resources, Inc.

	By:	/s/ Frederick Ziegler
Frederick Ziegler President and Director